UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On September 21, 2016, Helios & Matheson Information Technology Ltd. and its wholly-owned subsidiary, Helios & Matheson Inc., the owners of 857,149 shares and 885,891 shares, respectively, of the 2,330,438 shares of the issued and outstanding common stock of Helios and Matheson Analytics Inc. (the “Company”), executed a written consent approving (i) the Agreement and Plan of Merger, dated as of July 7, 2016, entered into by the Company, Zone Acquisition, Inc. and Zone Technologies, Inc., as amended by the Waiver and First Amendment to Agreement and Plan of Merger, dated as of August 25, 2016 and the Acknowledgment of Satisfaction of Condition and Second Amendment to Agreement and Plan of Merger, dated as of September 21, 2016 (collectively, the “Merger Agreement”) and all the transactions contemplated thereby including, but not limited to, adopting an amendment to the Company’s 2014 Equity Incentive Plan such that the total number of shares authorized for issuance pursuant to awards thereunder is 1,125,000 or such lower number as may be consistent with the post-Merger capitalization table set forth in Exhibit B to the Merger Agreement; and effecting a 2-for-1 forward split of the Company’s issued and outstanding and authorized Common Stock, provided that the forward split shall not be effected if it would cause the market price of the Company’s common stock to be less than the minimum price required for continued listing on the Nasdaq Capital Market and (ii) granting authority to the Company’s board of directors to effect a one-time only reverse split of the Company’s common stock, if, as and when the Board determines the reverse split to be in the best interests of the Company and its stockholders, at a ratio of 1-for-2 up to a ratio of 1-for-100.

Important Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. This communication does not constitute a solicitation of any vote or approval. This communication relates to a proposed business combination between HMNY and Zone. In connection with this proposed business combination and in accordance with the Merger Agreement, HMNY plans to file a definitive Information Statement on Schedule 14C with the SEC in connection with HMNY’s receipt of Helios & Matheson Information Technology, Ltd. (“HMIT”)’s written consent to the Merger and the transactions contemplated by the Merger Agreement, in lieu of a meeting. INVESTORS AND SECURITY HOLDERS OF HMNY ARE URGED TO READ THE DEFINITIVE INFORMATION STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive Information Statement (if and when available) will be mailed to stockholders of HMNY in accordance with Regulation 14C under the Securities Exchange Act of 1934, as amended. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by HMNY through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by HMNY will be available free of charge on HMNY’s website at www.hmny.com.

Cautionary Statement on Forward-looking Information

Certain statements in this Current Report and its exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2016

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Parthasarathy Krishnan
Parthasarathy Krishnan, Chief Executive Officer